SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)         April 18, 2005
                                                         --------------


                          GOLD BANC CORPORATION, INC.
                          ---------------------------
             (Exact name of Registrant as specified in its charter)

         Kansas                     0-28936                    48-1008593
         ------                     -------                    ----------
(State of Incorporation)     (Commission File Number)       (I.R.S. Employer
                                                          Identification Number)


                    11301 Nall Avenue, Leawood, Kansas 66211
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               (Address of Principal Executive Offices) (Zip Code)


                                 (913) 451-8050
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              (Registrant's telephone number, including area code)


          (Former name or former address, if changed since last report)



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Item 2.02  Results of Operations and Financial Condition

      On April 18, 2005, the Registrant issued a press release in which it announced earnings and results of operations for the first quarter, an increase in its quarterly cash dividend and authorization of up to an additional $20 million for stock repurchases. A copy of the press release is attached hereto as
Exhibit 99.1. The Registrant also hosted a conference call on April 21, 2005 discussing the foregoing. An archived version of the conference call will be available on the Registrant's website (www.goldbanc.com), accessible by clicking Presentations, after 5:00 p.m. (CDT) on April 22, 2005.


Item 8.01  Other Events

      On April 20, 2005, the Registrant issued a press release announcing that the Federal Reserve Bank of Kansas City and the Office of the Kansas State Bank Commissioner have lifted their August 26, 2003 Written Agreement with the Registrant and Gold Bank, effective April 19, 2005. A copy of the press release is attached hereto as Exhibit 99.2 and incorporate herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit Number  Description
--------------  -----------

99.1            Press Release, dated April 18, 2005

99.2            Press Release, dated April 20, 2005






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


                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this to be signed on its behalf by the undersigned, hereunto duly authorized.

                               GOLD BANC CORPORATION, INC.


Dated: April 22, 2005
                               By: /s/ Rick J. Tremblay
                                   -------------------------------
                                   Rick J. Tremblay
                                   Executive Vice President and
                                   Chief Financial Officer




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